EXHIBIT 4(d)
September 9, 2008

        Company Order and Officers’ Certificate
                        5.75% Senior Notes, Series L, due 2013

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY 10005

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of September 1, 1997 (as it may be amended or supplemented, the “Indenture”), from Ohio Power Company (the “Company”) to Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the Board Resolutions dated June 26, 2008, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

1. The Company’s 5.75% Senior Notes, Series L, due 2013 (the “Notes”) are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

2.    The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

(i) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $250,000,000, except as contemplated in Section 2.01 of the Indenture;

(ii) the date on which the principal of the Notes shall be payable shall be September 1, 2013;

(iii)    interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be March 1 and September 1, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be February 15 and August 15, respectively; provided that the first Interest Payment Date shall be March 1, 2009 and interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

(iv) the interest rate at which the Notes shall bear interest shall be 5.75% per annum;

(v)    the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given by mail to the registered owners of the Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 45 basis points, plus, in each case, accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means Calyon Securities (USA) Inc., Citigroup Global Markets Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be primary U.S. government securities dealers we will substitute therefor another primary U.S. government securities dealer reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means:

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined above), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(vi) (a) the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

(vii)	the title of the Notes shall be “5.75% Senior Notes, Series L, due 2013”;

(viii)	the form of the Notes shall be as set forth in Paragraph 1, above;

(ix)	not applicable;

(x)	the Notes may be subject to a Periodic Offering;

(xi)	not applicable;

(xii)	not applicable;

(xiii)	not applicable;

(xiv)	the Notes shall be issuable in denominations of $1,000 and any integral multiple thereof;

(xv)	not applicable;

(xvi)	the Notes shall not be issued as Discount Securities;

(xvii)        not applicable;

(xviii)	not applicable; and

(xix)          Limitations on Liens:

So long as any of the Notes are outstanding, the Company will not create or suffer to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively “Liens”) on any of the Company’s utility properties or tangible assets now owned or hereafter acquired to secure any indebtedness for borrowed money (“Secured Debt”), without providing that such Notes will be similarly secured.  This restriction does not apply to the Company’s subsidiaries, nor will it prevent any of them from creating or permitting to exist Liens on their property or assets to secure any Secured Debt.  In addition, this restriction does not prevent the creation or existence of:

•
Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	Financing of the Company’s accounts receivable for electric service;

•	Any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of liens permitted by the foregoing clauses; and

•	The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses.

In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued in an amount that does not exceed 15% of Net Tangible Assets as defined below.

“Net Tangible Assets” means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the Company’s balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company’s current liabilities appearing on such balance sheet.  For purposes of this definition, the Company's balance sheet does not include assets and liabilities of its subsidiaries.

This restriction also will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

3.    You are hereby requested to authenticate $250,000,000 aggregate principal amount of 5.75% Senior Notes, Series L, due 2013, executed by the Company and delivered to you concurrently with this Company Order and Officers’ Certificate, in the manner provided by the Indenture.

4. You are hereby requested to hold the Notes as custodian for DTC in accordance with the Blanket Issuer Letter of Representations dated July 9, 2003, from the Company to DTC.

5. Concurrently with this Company Order and Officers’ Certificate, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

6. The undersigned Renee V. Hawkins and Thomas G. Berkemeyer, the Assistant Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

(i)
we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers’ Certificate, and the definitions in the Indenture relating thereto;

(ii)	we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

(iii)	we have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

(iv)	in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

(v)
on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

Kindly acknowledge receipt of this Company Order and Officers’ Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

Very truly yours,

OHIO POWER COMPANY

By:           /s/ Renee V. Hawkins
Assistant Treasurer

And:           /s/ Thomas G. Berkemeyer
Assistant Secretary

Acknowledged by Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS

BY:  DEUTSCHE BANK NATIONAL TRUST COMPANY

By:           /s/ David Contino
Authorized Signatory

Exhibit 1

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.  Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No.   R1

OHIO POWER COMPANY
5.75% Senior Notes, Series L, due 2013

CUSIP: 677415 CN 9                                                                                                                       Original Issue Date:  September 9, 2008

Stated Maturity:  September 1, 2013                                                                                                                                              Interest Rate: 5.75%

Principal Amount:  $250,000,000

Redeemable:                      Yes    X                                No
In Whole:                           Yes    X                                No
In Part:                                Yes    X                                No

OHIO POWER COMPANY, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing on March 1, 2009, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the February 15 or August 15 (whether or not a Business Day) prior to such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date.  The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 1997 duly executed and delivered between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), a corporation organized and existing under the laws of the State of New York, as Trustee (herein referred to as the “Trustee”) (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.  By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.  This Note is one of the series of Notes designated on the face hereof.

This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given by mail to the registered owners of the Note at a redemption price equal to the greater of (i) 100% of the principal amount of the Note being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 45 basis points, plus, in each case, accrued interest thereon to the date of redemption.

        “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us and reasonably acceptable to the Trustee.

“Reference Treasury Dealer” means Calyon Securities (USA) Inc., Citigroup Global Markets Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be primary U.S. government securities dealers we will substitute therefor another primary U.S. government securities dealer reasonably acceptable to the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means:

•
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined above), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption.  This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

        As described in the Company Order and Officers’ Certificate, so long as this Note is outstanding, the Company is subject to a limitation on Liens as described therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series.  Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees.  No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

OHIO POWER COMPANY

By:___/s/ Renee V. Hawkins
Assistant Treasurer
Attest:

By:__/s/ Thomas G. Berkemeyer
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within-mentioned Indenture.

Dated:  September 9, 2008

DEUTSCHE BANK TRUST COMPANY AMERICAS

BY:  DEUTSCHE BANK NATIONAL TRUST COMPANY

By:/s/ David Contino
     Authorized Signatory

By:/s/ Kenneth R. Ring
     Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.

Dated:________________________                                           _________________________

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE:  Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).